Exhibit 99.2

 Annaly Capital Raises  July 2017

 This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights and ownership of a servicer; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions.  Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market.   You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein.  To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies.   Safe Harbor Notice  2

Annaly Successfully Completes Market Leading Capital Raises

Annaly was successful in raising over $1.5 billion through an overnight block offering and marketed preferred equity offering

ANNALY

$816 Million
Common Equity Follow-On
July 18, 2017

4th Largest U.S. Block Trade Across All Industries in 2017[1]

Transaction Overview

Type of Offering	Overnight Block Trade
Offering Size	69 million shares (100% primary)
Gross Proceeds	$816mm (6.5% of Market Cap)
Offer Price	$11.83
Use of Proceeds	▪ Acquire targeted assets under the Company's capital allocation policy

Transaction Highlights

- ✓ 4th largest U.S. block offering across all industries in 2017[1]
- ✓ Largest mREIT block offering since April 2013[1][2]
- ✓ Annaly continues to outperform with 2017 YTD total shareholder return of 28% vs. 10% for the S&P 500

ANNALY

$700 Million
6.95% Series F Cumulative Redeemable Preferred Stock
July 25, 2017

Largest Non-Rated Preferred Offering Ever[3]

Transaction Overview

Type of Offering	One-Day Marketed Preferred Equity
Offering Size	28 million shares ($25 per share)
Gross Proceeds	$700mm (5.4% of Market Cap)
Structure	Fixed-Float (5-year) / Non-Rated
Coupon	6.95%
Use of Proceeds	▪ Redeem Series A Preferred Stock ($185mm aggregate liquidation value) ▪ Acquire targeted assets under the Company's capital allocation policy

Transaction Highlights

- ✓ Largest non-rated preferred equity offering ever and tightest coupon across mREIT preferred offerings ever[2][3]
- ✓ 2nd largest preferred equity offering across all industries in 2017 YTD[3]
- ✓ Together with recently completed common stock offering, raised over $1.5bn in one week, the largest proceeds raised by such a combination since 2012[3]

Source: Bloomberg and Dealogic.
Note: All comparative data as of respective pricing dates and all market data as of launch dates (unless otherwise indicated). Common offering size and gross proceeds include the underwriter's full exercise of its overallotment option to purchase 9mm additional shares of common stock. Preferred offering size and gross proceeds exclude the underwriter's exercise of its overallotment option to purchase additional shares of preferred stock, which is subject to exercise and closing.
(1) Inclusive of all offerings during respective time period for US domiciled issuers (as of respective pricing date).
(2) "mREIT" refers to Bloomberg Mortgage REIT Index.
(3) Inclusive of all $25 par perpetual preferred offerings during respective time period for all issuers (as of respective pricing date).

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